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                                                                      EXHIBIT 21

                                  SUBSIDIARIES

SUBSIDIARIES (1)                                              SUBSIDIARY JURISDICTION
-----------------------------------------------------------   ------------------------
Axess Communication Sp. z o. o.............................   Poland
Brightpoint (South Africa) (Proprietary) Limited...........   South Africa
Brightpoint Activation Services LLC........................   Indiana
Brightpoint Asia Limited...................................   British Virgin Islands
Brightpoint Australia Pty Ltd..............................   Australia
Brightpoint B.V............................................   Netherlands
Brightpoint de Colombia Limited............................   British Virgin Islands
Brightpoint de Mexico, S.A. de C.V.........................   Mexico
Brightpoint de Venezuela, C.A..............................   Venezuela
Brightpoint EMA B.V........................................   Netherlands
Brightpoint EMA Limited....................................   United Kingdom
Brightpoint Finland Oy.....................................   Finland
Brightpoint Germany GmbH...................................   Germany
Brightpoint GmbH...........................................   Germany
Brightpoint Holland B.V....................................   Netherlands
Brightpoint Holdings B.V...................................   Netherlands
Brightpoint India Private Limited..........................   India
Brightpoint International (Asia Pacific) Pte. Ltd..........   Singapore
Brightpoint International Holdings B.V.....................   Netherlands
Brightpoint International Ltd..............................   Delaware
Brightpoint Latin America, Inc.............................   Indiana
Brightpoint Netherlands Holdings B.V.......................   Netherlands
Brightpoint New Zealand Limited............................   New Zealand
Brightpoint North America L.P..............................   Delaware
Brightpoint North America, Inc.............................   Indiana
Brightpoint Norway.........................................   Norway
Brightpoint Philippines, Inc...............................   Philippines
Brightpoint Slovakia s.r.o.................................   Slovak Republic
Brightpoint Solutions de Mexico, S.A. de C.V...............   Mexico
Brightpoint Sweden AB......................................   Sweden
Brightpoint Thailand, Inc..................................   Indiana
Brightpoint Zimbabwe (Private) Limited.....................   Zimbabwe
Ericsson Alliance Proprietary Limited......................   South Africa
Wireless Fulfillment Services Holdings, Inc................   Delaware
Wireless Fulfillment Services LLC..........................   California

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(1)   Each of the named subsidiaries is not necessarily a "significant subsidiary" as defined in Rule 1-02 (w) of Regulation S-X, and Brightpoint has several additional subsidiaries not named above. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" at the end of the year covered by this report.